                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                                 PRESS RELEASE

Contact:      James E. Deason
              Executive Vice President
              Chief Financial Officer
              (256) 580-3510

================================================================================

                WOLVERINE TUBE REPORTS FIRST QUARTER 2004 RESULTS
                    EARNINGS PER SHARE INCREASES 120 PERCENT

HUNTSVILLE, ALABAMA, APRIL 27, 2004--Wolverine Tube, Inc. (NYSE: WLV) today reported results for the first quarter ending April 4, 2004. Net income for the first quarter of 2004 was $1.4 million, or $0.11 per diluted share, versus net income of $0.6 million or $0.05 per diluted share, in the first quarter of 2003, a 120 percent improvement. Included in net income was a $0.4 million, or $0.03 per diluted share, restructuring charge primarily related to the previously announced Booneville closure. Excluding this charge, net income would have been $1.8 million or $0.14 per diluted share, a 180 percent improvement. Net sales for the first quarter of 2004 were $205.8 million, a 43.4 percent increase over the first quarter of 2003. This growth in sales is due to increased volumes, improved pricing with a richer mix of product, and rising copper prices. In the first quarter of 2004 Comex copper prices averaged $1.23 per pound compared to $0.76 per pound in the first quarter of 2003. Total pounds of product shipped were 93.4 million, up 15 percent over the prior year. Gross profit for the first quarter of 2004 increased 19.9 percent to $17.5 million as compared to $14.6 million in the first quarter of 2003.

Commenting on the results, Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "Several favorable factors, some external to Wolverine and some internal to the Company, were the main drivers for this improvement. A strengthening business environment translated into stronger results. Our newest products are being increasingly accepted by our customers and will play an important role going forward. Our wholesale market strategy has resulted in expanded distribution channels and volumes. The continuing trend to outsource non-core manufacturing, by our customers, is spurring growth in fabricated products. Finally, our geographic expansion has resulted in increased sales not only to North American based customers, but also customers indigenous to the Asian and European markets."

FIRST QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 61.1 million pounds, an 8.7 percent increase over the first quarter 2003 of 56.2 million pounds. Net sales improved
31.4 percent to $144.9 million. The growth in sales reflects volume increases, improved pricing with a richer mix of products and a sharp rise in metal prices. In our commercial segment, Comex copper prices are generally a pass through to our customers. Gross profit increased 8.0 percent to $14.9 million from the prior year's first quarter of $13.8 million. Gross profit growth reflects higher volumes, improved selling price and slightly higher manufacturing costs, due to richer mix and Canadian currency translation impacts.

                             Corporate Headquarters
                      200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.

Shipments of wholesale products totaled 25.9 million pounds, as compared to last year's first quarter of 20.0 million pounds. Net sales increased 90.4 percent to $45.6 million from the prior year's first quarter. Gross profit was $1.7 million compared to last year's first quarter of $64 thousand. The improvement in gross profit is due to gains in both volumes and pricing spurred by the general economy and commercial construction.

Shipments of rod, bar and other totaled 6.4 million pounds, a 33.3 percent increase from the first quarter of 2003. Net sales reached $15.3 million, a 66.3 percent increase from the first quarter in the prior year. These results reflect the increase in metal pricing, as well as a 4.7 percent or three cents per pound increase in fabrication revenues, due to better pricing and a richer mix of products.

EARNINGS OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "In the first quarter we enjoyed improvements in all of our product groups. We see these improvements continuing into the second quarter. This reflects not only a recovering U.S. economy, the benefits of our strong global market presence, but also includes: continued market penetration in many of our product segments, operations running well and in several instances at record paces, and renewed customer focus on technology and desire for newer products." "Having said that," Horowitz added, "we continue to face challenges. Metal markets continue to be volatile resulting in higher prices for scrap material and higher premiums for cathode. Our Canadian operations continue to be challenged by the impact of currency translation. Considering these factors, coupled with the seasonal strength of the second quarter, we expect income from operations will show a sharp improvement over the second quarter of last year, as well as, an improvement versus the first quarter of this year."

FIRST QUARTER CONFERENCE CALL

The Company will hold a conference call this morning at 9:30 a.m. Central Time (10:30 a.m. ET) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at www.wlv.com, in the Investor Relations section under "Conference Calls" link. If you are unable to participate at this time, a replay will be available through May 4, 2004, on this website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

                                        2

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                              WOLVERINE TUBE, INC.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of net cash provided (used) by operating activities to free cash flow and net cash provided (used) by operating activities to adjusted earnings before interests, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at www.wlv.com in the Investor Relations section under the heading Press Releases.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the effect of currency fluctuations, raw material costs and our ability to effectively hedge these costs, the magnitude of recovery in the economy, costs and cost savings related to the Booneville closing, the levels of U.S. commercial construction activity, competitive products and pricing, environmental contingencies, regulatory pressures, technology, the mix of geographic and product revenues, and any inability to achieve or delays in achieving anticipated results from our cost reduction initiatives (including our workforce reduction program), product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration efforts and working capital management programs. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


                              --TABLES TO FOLLOW--


                                       3
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                              WOLVERINE TUBE, INC.

                        Consolidated Statements of Income
                                   (Unaudited)

                                                                                     Three-month period ended
                                                                                   04/04/04            03/30/03
----------------------------------------------------------------------------------------------------------------
 In thousands, except per share data
 Pounds shipped                                                                       93,352              81,038
================================================================================================================
 Net sales                                                                       $   205,805          $  143,497
 Cost of goods sold                                                                  188,320             128,875
----------------------------------------------------------------------------------------------------------------
 Gross profit                                                                         17,485              14,622
 Selling, general and administrative expenses                                          9,437               8,142
 Restructuring charges                                                                   571                   -
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Income from operations
                                                                                       7,477               6,480
Other expenses:
   Interest expense, net                                                               5,070               5,178
   Amortization and other, net                                                           668                 542
----------------------------------------------------------------------------------------------------------------
 Income before income taxes                                                            1,739                 760
 Income tax provision                                                                    371                 122
----------------------------------------------------------------------------------------------------------------
 Net income                                                                       $    1,368           $     638
================================================================================================================

----------------------------------------------------------------------------------------------------------------
 Net income per common share-basic                                                $     0.11           $    0.05

 Net income per common share-diluted                                              $     0.11           $    0.05
----------------------------------------------------------------------------------------------------------------
 Basic shares                                                                         12,289              12,262
 Diluted shares                                                                       12,534              12,398
================================================================================================================


                               Segment Information
                                   (Unaudited)

                                                                                     Three-month period ended
                                                                                   04/04/04            03/30/03
----------------------------------------------------------------------------------------------------------------
 In thousands

 Pounds:
 Commercial                                                                           61,070              56,237
 Wholesale                                                                            25,932              19,980
 Rod, bar and other                                                                    6,350               4,821
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 Total pounds                                                                         93,352              81,038
================================================================================================================

 Net sales:
 Commercial                                                                       $  144,926           $ 110,320
 Wholesale                                                                            45,574              23,937
 Rod, bar and other                                                                   15,305               9,240
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 Total net sales                                                                  $  205,805           $ 143,497
================================================================================================================

 Gross profit:
 Commercial                                                                       $   14,903           $  13,778
 Wholesale                                                                             1,746                  64
 Rod, bar and other                                                                      836                 780
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 Total gross profit                                                               $   17,485           $  14,622
================================================================================================================


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                              WOLVERINE TUBE, INC.

                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                                            04/04/04        03/30/03       12/31/03
-------------------------------------------------------------------------------------------------------------------
 In thousands

 Assets
 Cash and cash equivalents                                                 $  31,606        $ 35,166      $  46,089
 Accounts receivable                                                         119,101          85,524         86,825
 Inventory                                                                   118,361          94,974        108,005
 Other current assets                                                         16,467          15,677         12,782
 Property, plant and equipment, net                                          194,904         207,907        198,542
 Other assets                                                                100,956         123,611        101,015
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 Total assets                                                              $ 581,395       $ 562,859      $ 553,258
===================================================================================================================
 Liabilities and Stockholders' Equity
 Accounts payable and other accrued expenses                               $  81,872        $ 54,584       $ 77,290
 Short-term borrowings                                                         1,315           1,401          1,502
 Deferred income taxes                                                           538          11,308            359
 Pension liabilities                                                          23,307          15,913         22,316
 Long-term debt                                                              274,474         255,290        254,278
 Other liabilities                                                            18,109          17,418         18,156
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 Total liabilities                                                           399,615         355,914        373,907
-------------------------------------------------------------------------------------------------------------------

 Stockholders' equity                                                        181,780         206,945        179,351
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                                $ 581,395       $ 562,859      $ 553,258
===================================================================================================================


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                              WOLVERINE TUBE, INC.

            Reconciliation of Net Cash Used by Operating Activities
                       to Free Cash Flow (1) (Unaudited)

                                                                                        Three-month period ended
                                                                                        04/04/04       03/30/03
----------------------------------------------------------------------------------------------------------------
 In thousands
 Net income                                                                            $   1,368      $     638

 Depreciation and amortization
                                                                                           4,668          4,617
 Changes in operating assets and liabilities                                             (41,671)       (24,241)
 Other                                                                                     4,445            121
----------------------------------------------------------------------------------------------------------------
 Net cash used by operating activities                                                   (31,190)       (18,865)
 Additions to property, plant and equipment                                               (2,520)          (872)
----------------------------------------------------------------------------------------------------------------
 Free cash flow                                                                        $ (33,710)     $ (19,737)
================================================================================================================

----------------

(1) This statement reconciles cash used by operations to free cash flow, which is a non-GAAP financial measure. Management believes free cash flow is a meaningful measure of financial performance and liquidity.



        Reconciliation of Net Income to Earnings Before Interest, Taxes,
                 Depreciation and Amortization (2) (Unaudited)

                                                                                       Three-month period ended
                                                                                        04/04/04       03/30/03
---------------------------------------------------------------------------------------------------------------
 In thousands

 Net income                                                                             $   1,368     $     638

 Interest expense, net                                                                      5,070         5,178

 Income tax provision                                                                         371           122

 Depreciation and amortization                                                              4,668         4,617
---------------------------------------------------------------------------------------------------------------
 Earnings before interest, taxes, depreciation and amortization                         $  11,477     $  10,555
===============================================================================================================


(2) This statement reconciles net income to earnings before interest, taxes, depreciation and amortization (EBITDA), which is a non-GAAP financial measure. Management believes EBITDA is a meaningful measure of financial performance and the Company's ability to service debt.

                                       ###